Exhibit 99.1

SUPERVALU INC.

2002 STOCK PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”) is made and entered into as of the 12th day of October 2006, by and between SUPERVALU INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and Jeffrey Noddle (“Mr. Noddle”), an individual, who is employed by the Company as its Chief Executive Officer.

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its shareholders to retain the services of Mr. Noddle as an employee of the Company based on his solid performance as a leader of the Company during the past fiscal year and through the process of the Company’s acquisition of certain operations of Albertson’s, Inc., as well as the importance of his continued leadership through the process of combining the Company with such operations during the next several years; and

WHEREAS, the Board has approved the provisions of a retention incentive award for Mr. Noddle that provides incentives for him to remain in the employ of the Company for a period of up to five years, which consists of a grant to Mr. Noddle of restricted stock units (“RSUs”) under the Company’s 2002 Stock Plan (the “Plan”), each of which represents the right to receive a share of the common stock of the Company, par value $1.00 per share (“Common Stock”), that will vest in installments after the lapse of specified time periods subject to the satisfaction of certain conditions; and

WHEREAS, the Company desires to enter into an agreement with Mr. Noddle that evidences the retention incentive award and sets forth the terms and conditions upon which the RSUs will vest; and

WHEREAS, Mr. Noddle desires to remain in the employ of the Company and receive RSUs as an incentive therefore, subject to the terms and conditions set forth in this Agreement and the terms of the Plan;

NOW THEREFORE, in consideration of the foregoing and the terms and conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Grant of RSUs

Effective October 12, 2006 (the “Grant Date”), the Company hereby grants to Mr. Noddle Three Hundred Five Thousand One Hundred Fifty-Seven (305,157) RSUs, subject to the terms and conditions set forth in this Agreement and the terms of the Plan. Mr. Noddle hereby accepts the grant of such RSUs, subject to the terms and conditions set forth in this Agreement and terms of the Plan.

2. Vesting; Adjustment/Forfeiture

(a) Scheduled Vesting. Subject to all of the terms and conditions of this Agreement, including but not limited to the “Conditions to Vesting” set forth in Section 2(b) below, a portion of the RSUs shall vest on the each of the dates set forth in the table below (each a “Vesting Date”), in such a manner that the cumulative amount of RSUs that have vested on each Vesting Date shall correspond to the percentage amounts shown for such Vesting Date, provided Mr. Noddle is in the employ of the Company on the applicable Vesting Date.

Date	Percentage of RSUs Vested
October 12, 2009	25%
October 12, 2010	50%
October 12, 2011*	100%

*	Or any extension thereof determined pursuant to Section 2(b)(iv) below

(b) Conditions to Vesting. The vesting of RSUs in the aggregate percentage amounts and on the dates set forth in Subsection 2(a) above, shall be subject to the following terms and conditions which may result in the adjustment of the number of shares that will vest on any Vesting Date, the acceleration of vesting, or the forfeiture of all or a portion of the RSUs.

(i) Change of Control. Upon the occurrence of a Change of Control of the Company, all of the RSUs granted to Mr. Noddle pursuant to this Agreement not previously vested shall vest immediately. For purposes of this Agreement, the term “Change of Control” shall mean:

1)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (a), the following share acquisitions shall not constitute a Change of Control; (A) any acquisition directly from the Company or (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

2)	The consummation of any merger or other business combination of the Company, the sale or lease of all or substantially all the Company’s assets or any combination of the foregoing transactions (each a “Transaction”) other than a Transaction immediately following which the stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least sixty percent (60%) of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser or lessee of the Company’s assets; or (C) both the surviving corporation and the purchaser or lessee in the event of any combination of Transactions; or

3)	Within any 24-month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors of the Company or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board of Directors of the Company by, or on the recommendation of or with the approval of, at least three-fourths of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change of Control or engage in a proxy or other control contest); or.

4)	Such other event or transaction as the Board of Directors of the Company shall determine constitutes a Change of Control.

(ii) Adjustments/Forfeiture Based on Stock Value. On each Vesting Date, the Company shall determine the average of the fair market values of its Common Stock on each trading day that has occurred during the preceding ninety (90) calendar days. Such average shall be determined by taking the aggregate of the average of the opening and closing sale prices of the Company’s Common Stock as reported on the New York Stock Exchange for each day on which the New York Stock Exchange was open for trading during such ninety day period and on which the Company’s Common Stock was permitted to be traded, and dividing the result by the number of such days. The result so determined shall be referred to herein as the “Average FMV” for such Vesting Date.

If the Average FMV determined as of the Vesting Date is less than $32.77 (the “Reference Value”), the amount of RSUs scheduled to vest on that date shall be reduced by an amount equal to the percentage difference between the Reference Value and such Average FMV, and the vesting of all or a portion of the amount of RSUs so reduced shall be conditionally deferred until the next Vesting Date(s), on which the Average FMV determined as of that Vesting Date exceeds the Reference Value, and at that time, all or a portion of such deferred amount shall vest, but only to the extent of the percentage by which such Average FMV exceeds the Reference Value.

By way of example: Assume, for purposes of this example only, that the number of RSUs granted was 400,000 and the Reference Value was $32.00. If the Average FMV determined as of the Vesting Date on October 12, 2009, was 90%

of the Reference Value (or $28.80), the 100,000 RSUs scheduled to vest on October 12, 2009, would be reduced by 10% to 90,000, and the vesting of all or a portion of the 10,000 RSUs resulting from such reduction would be deferred until the next Vesting Date on which the Average FMV determined as of that Vesting Date exceeded the Reference Value and only to the extent to which such Average FMV exceeded the Reference Value. In furtherance of the foregoing example: If on October 12, 2010, the Average FMV was 105% of the Reference Value (or $33.60), all of the RSUs originally scheduled to vest on that date would vest, and an additional 5,000 RSUs, which represents one-half of the RSUs that did not vest on October 12, 2009 would also vest, with the vesting of the remaining amount of such RSUs being carried over to the next scheduled Vesting Date and eligible to vest to the extent the Average FMV determined as of that Vesting Date exceeded the Reference Value.

Notwithstanding the foregoing, the amount of any RSUs, the vesting of which has been deferred by application of the provisions of this subsection (ii), that have not vested as of December 31, 2011, shall be forfeited and Mr. Noddle shall have no rights with respect to same.

(iii) Forfeiture Based on Termination for Cause. In the event Mr. Noddle’s employment with the Company is terminated for “Cause”, Mr. Noddle’s right to all unvested RSUs shall be immediately forfeited. For purposes of this Agreement, the term “Cause” shall mean:

(1) the willful and continued failure of Mr. Noddle to substantially perform his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Mr. Noddle by the Board or an officer of the Company which specifically identifies the manner in which the Board or the officer believes that Mr. Noddle has not substantially performed his duties;

(2) (A) the conviction of, or plea of guilty or nolo contendere to, a felony or (B) the willful engaging by Mr. Noddle in gross misconduct which is materially and demonstrably injurious to the Company; or

(3) Mr. Noddle’s commission of an act or acts of personal dishonesty intended to result in substantial personal enrichment of Mr. Noddle at the expense of the Company;

provided, however, that in no event shall Cause exist by virtue of any action taken by Mr. Noddle (A) in compliance with express written directions of the Board, or (B) in reliance upon the express written consent of the Company’s counsel. In each case above, for a termination of employment to be for Cause: (a) Mr. Noddle must be provided with a written Notice of Termination that sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of his employment within six (6) months after the Company has actual knowledge of the act or omission constituting Cause; (b) Mr. Noddle must be provided with an opportunity to be heard by the Board no earlier than 30 days following the Notice of Termination (during which notice period Mr. Noddle has failed to cure or resolve the behavior in question); and (c) there must be a good faith determination of Cause by at least 2/3rds of the non-employee outside directors of the Company.

(iv) Approval of Succession Plan. The vesting of that portion of the RSUs scheduled to vest on October 12, 2011, shall be conditioned upon Mr. Noddle’s delivery to the Board of a succession plan for the position of Chief Executive Officer of the Company that is acceptable in the reasonable opinion of the Board. In the event Mr. Noddle delivers a succession plan after October 12, 2011 and prior to December 31, 2011, the date of vesting shall be the date the Board determines that the succession plan is reasonably acceptable to it. In the event Mr. Noddle does not deliver such a succession plan on or before December 31, 2011, Mr. Noddle’s right to all unvested RSUs shall be forfeited on January 1, 2012. The foregoing not to the contrary, in the event Mr. Noddle’s death or disability (as defined in paragraph (v) below) prior to January 1, 2012, satisfaction of the conditions set forth in this paragraph (iv) shall be deemed to have been automatically waived by the Company.

(v) Death or Disability. Subject to the terms and conditions of this Agreement, if Mr. Noddle dies or becomes disabled before all or a portion of the RSUs vest, the amount of all remaining unvested RSUs, but excluding those that have not vested as a result of deferral pursuant to the provisions of paragraph (ii) of this Subsection 2(b), shall be prorated as of the date of Mr. Noddle’s death or disability and such prorated amount shall vest as of the date of his death or disability. Thereafter, Mr. Noddle or Mr. Noddle’s legal representatives, and one or more of the beneficiaries designated in accordance with the Company’s policies (each a “Beneficiary” and collectively “Beneficiaries”) or heirs, as the case may be, shall be entitled to the RSUs that have vested pursuant to Subsections 2(a) or 2(b) above prior to the date of such death or disability as well as the prorated portion of such RSUs, but any RSUs that have not so vested as of such date or the vesting of which was previously deferred, shall be forfeited and all associated rights shall lapse without value. For purposes of this paragraph (v), Mr. Noddle is disabled if he is eligible for long-term disability payments under the applicable long-term disability plan of the Company.

(c) Upon Mr. Noddle’s termination of employment with the Company or a subsidiary of the Company, any RSUs that have not vested pursuant to the vesting provisions set forth in either Subsection 2(a) or 2(b) above shall be forfeited and all associated rights shall lapse without value. For purposes of this Agreement, the date of Mr. Noddle’s termination of employment shall be the date on which he actually or effectively ceases to be an employee of the Company or a subsidiary of the Company, in accordance with the Company’s personnel policies.

Mr. Noddle shall not be deemed to have terminated employment as a result of short-term illness, vacation or other authorized leave of absence, provided he continues to be an employee and returns to his duties as an employee following the completion of such illness, vacation or other absence.

3. Rights with Respect to RSUs

Mr. Noddle’s rights with respect to the RSUs shall remain forfeitable at all times prior to the date on which such rights become vested in accordance with Section 2 above. Mr. Noddle shall not be entitled to any rights of a stockholder of the Company’s Common Stock solely by reason of the award of RSUs hereunder, and further, neither Mr. Noddle nor his legal representatives shall have any of the rights and privileges of a stockholder of the Company with respect to shares of Common Stock issuable in payment of the RSUs unless and until certificates or other evidence of ownership for such shares shall have been issued or recorded pursuant to Section 4 below.

4. Payment of RSUs; Issuance of Shares

(a) If all or a portion of the RSUs vest pursuant to Subsection 2(a) or paragraphs (ii) or (iv) of Subsection 2(b) above, the Company shall make payment to Mr. Noddle no later than the 30th day following the date on which such RSUs vest by issuing one share of Common Stock for each RSU that has vested. Issuance shall be in book entry or certificate form, registered in the name of Mr. Noddle.

(b) In the event of a Change of Control, the RSUs that are vested pursuant to the Change of Control provisions set forth in paragraph (i) of Subsection 2(b) above and any RSUs otherwise vested but not yet paid, shall be paid by the Company to Mr. Noddle no later than the 30th day following the date of such Change of Control by issuing one share of Common Stock for each RSU. Issuance shall be in book entry or certificate form, registered in the name of Mr. Noddle.

(c) If Mr. Noddle should die or become disabled (as defined in paragraph (v) of Subsection 2(b)) prior to the date on which all or a portion of the RSUs have vested, then, notwithstanding the payment provisions of Subsection 4(a) above, the Company shall make payment to Mr. Noddle or Mr. Noddle’s legal representatives, Beneficiaries or heirs, as the case may be, no later than the 30th day following the date of death or disability, by issuing one share of Common Stock for each RSU that was vested as of the date of Mr. Noddle’s death or disability. Issuance shall be in book entry or certificate form registered in the name of Mr. Noddle or Mr. Noddle’s legal representatives, Beneficiaries or heirs, as the case may be.

5. Adjustments

In the event of any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event, the Committee shall, as it determines to be appropriate, adjust the number and/or type of shares subject to the RSUs.

6. Covenant Not to Compete and Protection of Confidential Information

(a) Mr. Noddle stipulates and represents that the following facts are true: he is Chief Executive Officer of the Company; he has had access to highly sensitive and confidential information regarding, without limitation, the Company’s margins on products in all areas of its business, financial data and strategic plans for all areas of the Company’s business, and he has a business relationship with most if not all of the Company’s major customers and it is an important part of his responsibilities to cultivate and further those relationships. Mr. Noddle acknowledges that this information was gained by virtue of his employment at the Company, is confidential and secret information from which the Company draws economic value, actual or potential, from its not being generally known to persons outside the Company, is information which the Company has taken reasonable measures to preserve its confidentiality, and could not easily be duplicated by others, and is information which the Company required considerable time and effort to develop. Mr. Noddle further acknowledges that the misuse, misappropriation or disclosure of this information could cause irreparable harm to the Company, both during and after the term of his employment.

(b) Mr. Noddle agrees that he will not, within the Continental United States, directly or indirectly, own, manage, operate, join, control, be employed by or participate in the ownership, management, operation or control of, provide consulting services to, or be connected in any manner with any business that competes with the Company or any of its food retailing or food wholesaling affiliates; provided, however, that this subparagraph (b) shall not apply after a Change of Control. Mr. Noddle shall retain the right to seek the written approval of the Board of Directors of the Company to waive the requirements of this Section 6(b) with respect to any particular activity in which he seeks to engage, which approval shall be granted or denied based upon the Company’s reasonable desire to protect its business interests, but in the Board’s sole discretion.

(c) Mr. Noddle agrees that during his employment and at all times thereafter he will hold in a fiduciary capacity for the benefit of the Company and will not divulge or disclose, directly or indirectly, to any other person, firm or business, all confidential or proprietary information, knowledge and data (including, but not limited to, processes, programs, trade “know how,” ideas, details of contracts, marketing plans, strategies, business development techniques, business acquisition plans, personnel plans, pricing practices and business methods and practices) relating in any way to the business of the Company, its affiliates, customers, suppliers, joint ventures, licensors, licensees, distributors or other persons and entities with whom the Company does business (“Confidential Data”), except upon the Company’s written consent or as required by his duties with the Company, for so long as such Confidential Data remains confidential and all such Confidential Data, together with all copies thereof and notes and other references thereto, shall remain the sole property of the Company.

(d) Mr. Noddle agrees that he will not, either directly or in concert with others, recruit, solicit or induce, or attempt to induce, any employee or employees of the Company or any of its subsidiaries to terminate their employment with the Company and/or become associated with another employer. Mr. Noddle further agrees that he will not, either directly or in concert with others, solicit, divert or take away or attempt to divert or take away, the business or patronage of any of the customers or accounts which were contacted, solicited or served by the Company while he was employed with the Company.

(e) Mr. Noddle agrees not to make disparaging statements about the Company, its officers, directors, agents, employees, products or services which are false or misleading.

(f) Mr. Noddle agrees that except as otherwise provided in Section 6(b) above, the foregoing covenants contained in this Section 6 shall continue in effect for two (2) years after his termination (for any reason whatsoever) of employment with the Company.

(g) Mr. Noddle acknowledges that damages, which may arise from a breach of any of the foregoing covenants contained in this Section 6, are impossible to ascertain or prove with certainty. If any covenant in this Section 6 is breached, all RSUs shall be forfeited, and all associated rights shall lapse and be terminated, and in addition to other legal remedies which may be available, the Company shall be entitled to an immediate injunction from a court of competent jurisdiction to end such breach, without further proof of damage.

(h) To the extent any provision of this Section of the Agreement shall be determined to be invalid or unenforceable, such provision shall be deleted from this Agreement, and the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected. In furtherance of and not in limitation of the foregoing, Mr. Noddle expressly agrees that should the duration of or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities that may validly or enforceably be covered. Mr. Noddle acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be construed in a manner that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

(i) Nothing in this Section 6 shall amend, limit, terminate or replace any other confidentiality or non-compete obligation that Mr. Noddle may have in any other agreement with the Company.

7. Transferability

The RSUs shall not be transferable otherwise than by will or the laws of descent and distribution. More particularly (but without limiting the generality of the foregoing), the RSUs may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the RSUs contrary to the provisions hereof and the levy of an execution, attachment or similar process upon the RSUs shall be void.

8. Taxes

(a) Mr. Noddle acknowledges that he will consult with his personal tax advisor regarding the income tax consequences of the vesting and payment of the RSUs or any other matters related to this Agreement. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Mr. Noddle, are withheld or collected from him.

(b) Mr. Noddle may elect to satisfy any federal and state income tax withholding obligations arising from the payment of the RSUs pursuant to Section 4 hereof by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered in payment of the RSUs having a Fair Market Value (as defined in the Plan) equal to the amount of federal and state income taxes required to be withheld in connection with such payment or (ii) delivering to the Company shares of Common Stock other than the shares issuable in connection with the payment of the RSUs having a Fair Market Value equal to such taxes. Mr. Noddle may elect to satisfy any federal and state income tax withholding obligations arising prior to the payment of the RSUs pursuant to Section 4 hereof by delivering to the Company shares of Common Stock other than the shares issuable in payment of the RSUs having a Fair Market Value equal to such taxes. Any election must be made on or before the date that the amount of taxes to be withheld is determined.

9. No Right to Employment

Nothing in this Agreement or in the Plan shall be construed as giving Mr. Noddle any right to be retained in the employ of the Company or any subsidiary of the Company, nor shall this Agreement or the Plan affect in any way the right of the Company or a subsidiary of the Company to terminate Mr. Noddle’s employment at any time, with or without Cause.

10. General Provisions

(a) The RSUs are granted pursuant to the Plan and are subject to the terms and conditions contained therein. A copy of the Plan is available to Mr. Noddle upon request.

(b) This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to the RSUs.

(c) This Agreement is subject to all applicable laws and the applicable rules and regulations of any governmental agencies or national securities exchanges. The Company shall not be required to issue or deliver any shares of Common Stock in payment of the RSUs until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of the New York Stock Exchange) as may be determined by the Company to be applicable are satisfied.

(d) The validity, construction and effect of this Agreement, and any rules and regulations relating to this Agreement, shall be determined in accordance with the laws of the State of Minnesota (other than its law respecting choice of law), except to the extent the general corporation law of the State of Delaware would be applicable.

(e) If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any applicable jurisdiction, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the purpose or intent of this Agreement, such provision shall be stricken and the remainder of this Agreement shall remain in full force and effect.

(f) The headings in this Agreement are for convenience of reference only and shall not be deemed in any way to be material or relevant to the construction or interpretation of this Agreement or any provision hereof.

IN WITNESS WHEREOF, the Company and Mr. Noddle have signed this Agreement as of the 12th day of October, 2006.

SUPERVALU INC.

By:	/s/ David E. Pylipow	/s/ Jeffrey Noddle
	David E. Pylipow	Jeffrey Noddle
Its: Executive Vice President,
Human Resources